UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2021

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 4, 2021, Farmers & Merchants Bancorp, Inc., an Ohio corporation (“F&M”) and its wholly-owned subsidiary, Farmers & Merchants State Bank (“F&M Bank”), entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with Perpetual Federal Savings Bank of Urbana (“PFSB”), which provides for the merger of PFSB with and into F&M Bank (the “Merger”) and the conversion of each of the outstanding shares of PFSB’s common stock into the right to receive the cash or stock consideration as described in, and subject to, the terms and conditions of the Merger Agreement.

Based on the closing price of F&M’s common stock on May 3, 2021 of $24.22 per share, the transaction value for the shares of common stock and cash to be paid is approximately $103.7 million.

The transaction is expected to be a tax-free stock exchange for PFSB’s shareholders who will be receiving F&M’s common stock pursuant to the Merger. Subject to PFSB’s shareholders’ approval of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the third quarter of 2021. A copy of the Merger Agreement is filed as Exhibit 2.1 and incorporated herein by reference.

The Boards of Directors of each of F&M, F&M Bank and PFSB have approved the Merger Agreement. The members of the Board of Directors of PFSB have entered into a Voting Agreement pursuant to which each of them has agreed to vote their shares of PFSB common stock in favor of the Merger. A copy of the form of Voting Agreement is attached to the Merger Agreement as Exhibit B.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, PFSB shareholders will have the opportunity to elect to receive either 1.7766 shares of FMAO stock or $41.20 per share in cash for each PFSB share owned, subject to adjustment based upon 1,833,999 shares of FMAO to be issued in the merger. Fractional shares of F&M common stock will not be issued in respect of fractional interests arising from the Merger but will be paid in cash pursuant to the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants of PFSB, F&M and F&M Bank, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) prohibiting PFSB from engaging in certain kinds of transactions during such period. The Board of Directors of PFSB has adopted a resolution recommending the approval and adoption of the Merger Agreement by its shareholders, and PFSB has agreed to hold a shareholder meeting to put the Merger before its shareholders for consideration. PFSB has also agreed, subject to certain exceptions as set forth in the Merger Agreement, not to (i) solicit proposals relating to alternative business combination transactions or (ii) participate in any discussions or negotiations or furnish any information to any person or entity proposing or seeking an alternative business combination transactions.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approval of the holders of PFSB common stock; (ii) effectiveness of a Form S-4 registration statement relating to the F&M common stock to be issued in the Merger and listing of the F&M common stock to be issued in the Merger on the NASDAQ Capital Market; and (iii) receipt of regulatory approvals. The Merger Agreement also provides that, at the Effective Time, F&M and F&M Bank will appoint to cause a mutually acceptable PFSB director to be appointed to the F&M and F&M Bank Boards of Directors.

The Merger Agreement contains certain termination rights for both F&M and PFSB. Under certain circumstances, termination of the Merger Agreement may result in the payment of a termination fee of $4,250,000.00 to F&M, all as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1, and, as mentioned above, is incorporated by reference. In addition, the Merger Agreement and the above description thereof have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about F&M, F&M Bank, PFSB or any affiliates thereof. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of F&M, F&M Bank, PFSB or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by F&M, F&M Bank or PFSB. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about F&M, F&M Bank, PFSB or any affiliates thereof that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission (“SEC”) and applicable bank regulatory authorities.

Item 8.01.	Other Events.

On August 20, 2018, F&M issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 is a presentation regarding the Merger.

The information furnished under Item 8.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS

This filing and the exhibit hereto may contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of F&M’s goals, intentions and expectations; statements regarding F&M’s business plan and growth strategies; statements regarding the asset quality of F&M’s loan and investment portfolios; and estimates of F&M’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of F&M and PFSB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; anticipated revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory and shareholder approval, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like Farmers & Merchants State Bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with F&M’s business; and other risks and factors identified in F&M’s filings with the Securities and Exchange Commission.

F&M does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, F&M’s and PFSB’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

ADDITIONAL INFORMATION FOR PFSB SHAREHOLDERS

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Merger will be submitted to PFSB’s shareholders for their consideration. In connection with the proposed Merger, F&M will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for PFSB and a Prospectus of F&M, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Once filed, you may obtain a free copy of the Proxy Statement – Prospectus, when it becomes available, as well as other filings containing information about F&M and PFSB, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing F&M’s website (http://www.fm.bank) under the tab “About Us”, then to the heading “Investor Relations,” and finally under the link “SEC Filings and Documents”.

PFSB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PFSB in connection with the proposed Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement – Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization and Merger dated May 4, 2021.

99.1	Company Press Release dated May 4, 2021.

99.2	Additional information regarding the Merger, dated May 4, 2021

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: May 4, 2021	/s/ Lars B. Eller
Lars B. Eller
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer